SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 XOX CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                                  93-0898539
      (State of incorporation)             (I.R.S. Employer Identification No.)

                              7640 WEST 78TH STREET
                          BLOOMINGTON, MINNESOTA 55439
              (Address of Principal Executive Offices and Zip Code)

                                 XOX CORPORATION
                             1996 STOCK OPTION PLAN
                            (Full title of the plan)

                                Dr. Pradeep Sinha
                             Chief Executive Officer
                              7640 West 78th Street
                          Bloomington, Minnesota 55439
                            Telephone (612) 946-1191
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
======================================================================================
                                                               PROPOSED
                                              PROPOSED         MAXIMUM
                                              MAXIMUM         AGGREGATE      AMOUNT OF
TITLE OF SECURITIES      AMOUNT TO BE      OFFERING PRICE      OFFERING    REGISTRATION
 TO BE REGISTERED        REGISTERED(1)      PER SHARE(2)       PRICE(2)         FEE
---------------------------------------------------------------------------------------
  COMMON STOCK         1,000,000 shares       $2.125          $2,125,000      $626.88
($.025 PAR VALUE)
---------------------------------------------------------------------------------------

(1) The registration statement relates to 1,000,000 shares of Common Stock that have been or may be granted pursuant to the Registrant's 1996 Amended Omnibus Stock Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of shares to be offered or sold pursuant to the Plan as a result of the operation of the provisions of the Plan intended to prevent dilution in the event of stock splits, consolidations or similar changes in capital stock.

(2) Estimated solely for purposes of computing the registration fee pursuant to Rule 457(h)(1), based on the average of the bid and asked price of the Common Stock on Aaugust 7, 1998, as reported on the Over-the-counter Bulletin Board.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended, the document containing the information specified in Part I of Form S-8 will be distributed to persons who receive grants under the 1996 Amended Stock Option Plan (the "Plan"). That disclosure document constitutes a Section 10(a) prospectus and is incorporated by reference in this Registration Statement, but is not being filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by XOX Corporation (the "Company") are, as of their respective dates, incorporated in this Registration Statement by reference and made a part hereof:

(1) The Company's latest Annual Report on Form 10-KSB (File No. 000-28610) for the year ended December 31, 1997;

(2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (1) above.

(3) The description of the Company's Common Stock, par value $.025 per share, which is contained in the Company's Registration Statement on Form SB-2 (File No. 000-28610).

         All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         This section is not applicable as the Company's Common Stock is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of such person's services as a director or officer of the corporation, or such person's service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by such person ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by such person, in connection with the defense or settlement of such action, provided that such person acted in good faith and in a manner such person reasonably believed to be lawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware provides the general authorization of advancement of a director's or officer's litigation Expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases and that indemnification and advancement of Expenses provided by the statute shall not be deemed exclusive of any other rights to which those seek indemnification of Expenses may be entitled under any bylaw, agreement or otherwise.

         Article X of the Company's By-Laws along with separate indemnity agreements between the directors and the Company provide for the broad indemnification of the directors and officers of the Company and for the advancement of litigation Expenses to the fullest extent required or permitted by current Delaware law.

         The Company also maintains a policy of directors and officers liability insurance that reimburses the Company for Expenses that it may incur in conjunction with the foregoing indemnity provisions and that may provide director indemnification to officers and directors where the Company is unable to do so.

         The Certificate of Incorporation of the Company eliminates the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except under certain circumstances involving certain wrongful acts such as breach of a director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any unlawful acts under Section 174 of the General Corporation Law of the State of Delaware, or for any transaction from which a director derives an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         This section is not applicable as there are no restricted securities to be offered or resold pursuant to this registration statement.

ITEM 8.  EXHIBITS


Exhibit No.                        Description                     Method of Filing
----------                        -----------                      ----------------
3.1      XOX Amended and Restated Certificate of                   Incorporated by
         Incorporation ........................................... reference

3.2      XOX Amended and Restated Bylaws ......................... Incorporated by
                                                                   reference
4.16     XOX Corporation 1996 Amended Omnibus Stock
         Plan .................................................... Filed Electronically

5.1      Opinion and Consent of Doherty, Rumble & Butler
         P.A. as to the legality of the shares being registered .. Filed Electronically

23.1     Consent of Ernst & Young, LLP ........................... Filed Electronically

23.2     Consent of Counsel (Contained in its opinion filed as
         Exhibit 5.1) ............................................ Filed Electronically

24.1     Power of Attorney (included in the signature page to
         this Registration Statement) ............................ Filed Electronically


ITEM 9.  UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other then the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomington, State of Minnesota, on July 28, 1998.

                                          XOX CORPORATION
                                            REGISTRANT


                                          By  /s/ Dr. Pradeep Sinha /s/
                                              ----------------------------------
                                              Name:  Dr. Pradeep Sinha
                                              Title: Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dr. Pradeep Sinha, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 28, 1998:


 /s/ Dr. Pradeep Sinha /s/          Chief Executive Officer and Director
--------------------------------    (PRINCIPAL EXECUTIVE OFFICER)
Dr. Pradeep Sinha

 /s/ Steven Mercil /s/              Interim Chief Financial Officer and Director
--------------------------------    (PRINCIPAL FINANCIAL OFFICER)
Steven Mercil

 /s/ Thomas J. Lucas /s/            Director
--------------------------------
Thomas J. Lucas

 /s/ Steven B. Liefschultz /s/      Director
--------------------------------
Steven B. Liefschultz

 /s/ John Sherbin VI /s/            Director
--------------------------------
John Sherbin VI

 /s/ Bernard J. Reeck /s/           Director
--------------------------------
Bernard J. Reeck

 /s/ Richard L. Fast /s/            Director
--------------------------------
Richard L. Fast